                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

    Filed by the Registrant [X]  Filed by a Party other than the Registrant [ ]

    Check the appropriate box:
    [ ] Preliminary Proxy Statement
    [ ] Confidential, For Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Rule 14a-12

                             McRae Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
    [X] No fee required
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

       (5) Total fee paid:

           ---------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------------
       (3) Filing Party:
                        --------------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------------

                             MCRAE INDUSTRIES, INC.
                              400 North Main Street
                       Mount Gilead, North Carolina 27306

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 20, 2001

To:  The Stockholders of McRae Industries, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of McRae Industries, Inc. (the "Company") will be held at 3:00 p.m. on the 20th day of December, 2001, at the offices of the Company located at 400 North Main Street, Mount Gilead, North Carolina, for the following purposes:

         1. To elect the Board of Directors consisting of seven persons, of whom five are to be elected by the holders of the Class B Common Stock and two are to be elected by the holders of the Class A Common Stock.

         2. To ratify the appointment of Gleiberman Spears Shepherd & Menaker, P.A. as independent certified public accountants for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on October 26, 2001 as the record date for the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof and only holders of Class A and Class B Common Stock of record at such date are entitled to notice of and to vote at the Annual Meeting of Stockholders.

                                       By Order of the Board of Directors



                                       James W. McRae
                                       Secretary
                                       November 16, 2001



                                    IMPORTANT

Whether you expect to attend the meeting or not, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                             MCRAE INDUSTRIES, INC.
                              400 North Main Street
                       Mount Gilead, North Carolina 27306

                                 PROXY STATEMENT


GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of McRae Industries, Inc., a Delaware corporation (the "Company"), to be held at 3:00 p.m., local time, on December 20, 2001 at its principal office, 400 North Main Street, Mount Gilead, North Carolina. This Proxy Statement and accompanying proxy are being sent to the stockholders of the Company on or about November 16, 2001.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The materials are first being mailed to stockholders of record on or about November 16, 2001.

A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by filing with the Secretary of the Company an instrument revoking it, by filing a duly executed proxy bearing a later date with the Secretary of the Company or by attending the meeting and voting in person. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the proposals.

Only stockholders of the Class A and Class B Common Stock of record at the close of business on October 26, 2001 are entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote a total of 1,861,817 shares of Class A Common Stock and 906,682 shares of Class B Common Stock. Each share of Class A is entitled to one-tenth vote and each share of Class B is entitled to one full vote at meetings of stockholders.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder proposal to be presented at the Company's 2002 annual meeting of stockholders must be received at the offices of the Company, Post Office Box 1239, 400 North Main Street, Mount Gilead, North Carolina 27306, no later than July 19, 2002 for inclusion in the Company's proxy statement and form of proxy for that meeting. In addition, if the Company receives notice of stockholder proposals after October 2, 2002, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposals, without discussion of such matters in the proxy statement and without such proposals appearing as a separate item on the proxy card.

PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

Listed in the following table are the only beneficial owners, known to the Company as of October 26, 2001, of more than five percent of the Company's $1 par value Class A and Class B Common Stock and the equity securities of the Company and its subsidiaries beneficially owned by the directors and executive officers as a group. Equity securities of the Company and its subsidiaries beneficially owned by individual directors, director nominees and the Named Executive Officers (as defined herein) are disclosed under Election of Directors, below.


                                                 CLASS A                        CLASS B
                                              COMMON STOCK                   COMMON STOCK

                                          AMOUNT AND                     AMOUNT AND
                                          NATURE OF       PERCENT        NATURE OF      PERCENT
NAME AND ADDRESS OF                       BENEFICIAL        OF           BENEFICIAL       OF
BENEFICIAL OWNER                         OWNERSHIP (1)    CLASS A       OWNERSHIP (1)   CLASS B
-----------------------------          ----------------- ----------   ----------------- ---------
D. Gary McRae                          495,021 (2)          26.6%         570,913 (3)     63.0%
P.O. Box 1239
Mount Gilead, NC  27306

James W. McRae                         478,397 (4)          25.7%         563,099 (3)     62.1%
P.O. Box 1239
Mt. Gilead, NC  27306

Branch Banking & Trust Co.             346,393 (5)          18.6%           94,532(5)     10.4%
P.O. Box 29542
Raleigh, NC  27626

All Directors and Executive            563,644 (6)          30.3%         592,389 (7)     65.3%
Officers as a group
(8 persons)

(1) All shares owned directly and with sole voting and investment power except as otherwise noted.

(2) Includes 4,000 shares owned by D. Gary McRae's minor children, 1,111 shares owned by his wife and 430,734 shares held by McRae A Investment Company, LLC as to which he has shared voting and investment power as a Manager with his brother, James W. McRae. Does not include any interest in shares held by the Company's Employee Stock Ownership Plan (the "ESOP").

(3) Includes 542,711 shares held by McRae B Investment Company, LLC as to which D. Gary McRae and James W. McRae have shared voting and investment power as Managers. Does not include any interest in shares held by the ESOP.

(4) Includes 4,000 shares owned by James W. McRae's children and 430,734 shares held by McRae A Investment, Company, LLC as to which he has shared voting and investment power as a Manager with his brother, D. Gary McRae. Does not include any interest in shares held by the ESOP.

(5) These shares represent shares held by Branch Banking & Trust Co. ("BB&T") and include all shares held by the ESOP for which BB&T serves as trustee. BB&T has sole voting and investment power with respect to such shares. Information with respect to BB&T is as of October 26, 2001 and was provided to the Company by BB&T in a telephone call on October 26, 2001.

(6)      Includes 430,734 shares held by McRae A Investment Company, LLC.

(7)      Includes 542,711 shares held by McRae B Investment Company, LLC.

ELECTION OF DIRECTORS

The Bylaws of the Company provide for seven directors, two to be elected by the holders of the Class A Common Stock and five to be elected by the holders of the Class B Common Stock. Directors elected at the Annual Meeting will serve, subject to the provisions of the Bylaws, until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If for any reason any nominee shall not become a candidate for election as a director at the meeting, an event not now anticipated, the enclosed proxy will be voted for such substitute as shall be designated by the Board of Directors.

It is the intention of the persons named in the accompanying Proxy to vote all proxies solicited by the Board of Directors FOR the seven nominees listed below unless authority to vote for the nominees is withheld by a stockholder in such stockholder's proxy. Directors are elected by a plurality of the votes of the applicable class of Common Stock cast by the holders of shares of such class entitled to vote at a meeting at which a quorum is present. The Company's Bylaws provide that, where a class vote is required, a quorum consists of the presence, in person or by proxy, of the holders of a majority of the outstanding shares of a particular class entitled to vote as a class at the meeting. Provided a quorum is represented at the meeting, abstentions and shares not voted are not taken into account in determining a plurality with respect to the directors elected by the holders of either class of Common Stock. Cumulative voting for directors is not permitted.

The two nominees for election as Directors by the holders of Class A Common Stock, both of whom are currently members of the Board of Directors, are listed below. Each was elected to his respective term, which expires in 2001, at the Annual Meeting of Stockholders held on December 14, 2000.

           DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK

                                                                                        PERCENTAGE OF
                                                               SHARES OF COMMON STOCK    COMMON STOCK
                                                     FIRST     BENEFICIALLY OWNED(1)     OUTSTANDING
NAME AND PRINCIPAL                                   BECAME    ---------------------   ---------------
OCCUPATION OR EMPLOYMENT                   AGE      DIRECTOR      CLASS A CLASS B      CLASS A CLASS B
------------------------                   ---      --------      ------- -------      ------- -------

Brady W. Dickson                           56          1997       9,960(2)   -           (4)    (4)
  Consultant since 1995; President,
  Standard Packaging and Printing
  Corp., Mount Gilead, North Carolina
  (printed packaging manufacturer)
  from 1972 to 1995.

Harold W. Smith                            58         1985        4,700      -           (4)    (4)
  Vice President - McRae
  Office Solutions since 1993.

The five nominees for election as Directors by holders of Class B Common Stock are: Hilton J. Cochran, Victor A. Karam, D. Gary McRae, James W. McRae and William H. Swan. Set forth below is information about the nominees and about George M. Bruton, who is retiring as a Director when his term ends at the Annual Meeting of Stockholders to be held on December 20, 2001. Except for Mr. Swan, each of the nominees is currently a member of the Board of Directors. The four nominees who are currently members of the Board of Directors were elected to their respective terms, which expire in 2001, at the Annual Meeting of Stockholders held on December 14, 2000.


           DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK

                                                                                        PERCENTAGE OF
                                                               SHARES OF COMMON STOCK    COMMON STOCK
                                                     FIRST     BENEFICIALLY OWNED(1)     OUTSTANDING
NAME AND PRINCIPAL                                   BECAME    ---------------------   ---------------
OCCUPATION OR EMPLOYMENT                   AGE      DIRECTOR      CLASS A CLASS B      CLASS A CLASS B
------------------------                   ---      --------      ------- -------      ------- -------

Hilton J. Cochran                          71        1985           400       500(3)    (4)       (4)
  Retired; Part-Owner of
  J. Morris & Associates,
  Inc., Troy, North Carolina
  (general insurance agency)
  since 1952; President 1952 - 1998.

Victor A. Karam                            67        1972         5,312                 (4)       (4)
  President-Footwear Division since
  1998; General Manager, Footwear
  Division since 1969.

D. Gary McRae (5)(7)                       51        1979       495,021(6) 570,913(6)   26.6%     63.0%
  President of the Company since
  1997, Treasurer since 1991 and Vice
  President 1980-1997.

James W. McRae (5)                         49        1985       478,397(6) 563,099(6)   25.7%     62.1%
  Vice President since 1986;
  Secretary since 1991; plant manager
  Footwear Division since 1985.

William H. Swan                            61         n/a           933(3)              (4)       (4)
  President of Bob Swan Company,
  Inc., Mount Gilead, North Carolina
  (timber dealers and foresters) since
  1965.

                    CLASS B DIRECTOR NOT SEEKING RE-ELECTION

                                                                                        PERCENTAGE OF
                                                               SHARES OF COMMON STOCK    COMMON STOCK
                                                     FIRST     BENEFICIALLY OWNED(1)     OUTSTANDING
NAME AND PRINCIPAL                                   BECAME    ---------------------   ---------------
OCCUPATION OR EMPLOYMENT                   AGE      DIRECTOR      CLASS A CLASS B      CLASS A CLASS B
------------------------                   ---      --------      ------- -------      ------- -------

George M. Bruton                           72        1982          588      588         (4)     (4)
  Retired; former owner of
  George M. Bruton Insurance
  Agency, Inc., Mount Gilead,
  North Carolina (insurance agency)
  1950-1990.


(1) All shares owned directly and with sole voting and investment power as of October 26, 2001 except as otherwise noted. Does not include any interest in shares held by the Company's ESOP. The disclosures in this table do not include any shares of AMIC held by any of the directors or nominees. See "Certain Relationships and Related Transactions - Transactions Involving American Mortgage & Investment Company."

(2)      Includes 6,000 shares owned by his wife.

(3)      Owned jointly with his wife.

(4)      Less than 1%.

(5)      D. Gary McRae and James W. McRae are brothers.

(6) Information as to beneficial ownership of these shares is provided in the table of principal stockholders on page 2.

(7)      D. Gary McRae is a director of Fidelity Bank, Fuquay-Varina, North
         Carolina.

DIRECTOR COMPENSATION

Directors are paid $725 for attending meetings of the Board of Directors (directors who are also officers or employees of the Company are paid $375 for attending such meetings). In addition, directors are paid $100 for attending committee meetings.

EXECUTIVE OFFICERS

D. Gary McRae, James W. McRae, Victor A. Karam and Harold W. Smith are executive officers as well as directors. The executive officers of the Company were appointed by unanimous written consent of the Board of Directors on December 16, 1999 and serve at the pleasure of the Board of Directors. Marvin Kiser, age 53, has served as Controller for the Company since September 1996. Previously, Mr. Kiser was treasurer of Robert W. Chapman & Company from 1988 to 1996.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held six meetings during the past year. Each director attended more than 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings of any Committee on which he served. The Board of Directors has no nominating committee.

AUDIT COMMITTEE

The Audit Committee is composed of George M. Bruton, Brady W. Dickson and Hilton
J. Cochran, each of whom is an "independent director" as defined under the American Stock Exchange's listing standards. The Audit Committee is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. The Audit Committee met two times during the last fiscal year. The Audit Committee currently operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement.

AUDIT COMMITTEE REPORT

In connection with its financial oversight responsibilities, the Audit Committee has:

         1. Reviewed and discussed with management the Company's audited financial statements for the fiscal year ended July 28, 2001.

         2. Discussed with Gleiberman Spears Shepherd & Menaker, P.A., the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

         3. Received the written disclosures and the letter from Gleiberman Spears Shepherd & Menaker, P.A. required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Gleiberman Spears Shepherd & Menaker, P.A. their independence.

         4. Considered whether the provision of non-audit services by Gleiberman Spears Shepherd & Menaker, P.A. is compatible with maintaining auditor independence.

Based on these actions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 28, 2001.

This report has been provided by the Audit Committee:

         Brady W. Dickson--Chairman
         George M. Bruton
         Hilton J. Cochran

INCENTIVE STOCK OPTION COMMITTEE

The Incentive Stock Option Committee is responsible for administering and selecting key employees to whom stock options and stock appreciation rights will be awarded under the Company's 1998 Incentive Equity Plan, for reviewing any transactions or arrangements between the Company and any of its affiliates, and along with the President of the Company, for recommending executive compensation to the Board of Directors. This committee is composed of George M. Bruton, Brady
W. Dickson and Hilton J. Cochran, and met once during the fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Incentive Stock Option Committee of the Board of Directors of the Company, along with D. Gary McRae, the President of the Company, makes recommendations to the Board of Directors concerning the Company's compensation arrangements. The Company's Incentive Stock Option Committee is also responsible for, among other things, administering the Company's 1998 Incentive Equity Plan. The Board of Directors is currently composed of D. Gary McRae, President and Treasurer of the Company, George M. Bruton, Hilton J. Cochran, Brady W. Dickson, Victor A. Karam, President - Footwear, James W. McRae, Vice President and Secretary, and Harold
W. Smith, Vice President - McRae Office Solutions. Messrs. Bruton, Dickson and Cochran currently comprise the Company's Incentive Stock Option Committee. During the last fiscal year, no executive officer of the Company served as a director or member of the compensation committee (or committee performing similar functions) of any other entity of which an executive officer served on the Board of Directors or Incentive Stock Option Committee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          TRANSACTIONS INVOLVING AMERICAN MORTGAGE & INVESTMENT COMPANY

Since 1970, the Company has owned a substantial equity interest in American Mortgage & Investment Company ("AMIC"), a company engaged primarily in the business of land development and sales in the coastal region of South Carolina.
D. Gary McRae serves as a director of AMIC and was appointed its president on March 18, 1997. He serves without compensation.

The Company owns shares of the common stock of AMIC which represents about 13% of its outstanding common stock. In addition, the Company owns all outstanding shares of AMIC's 20% Cumulative Convertible Preferred Stock. Because of arrearages in dividends on the preferred stock, each share of preferred stock is currently entitled to one vote on any matter submitted to a vote of AMIC shareholders. The Company presently has the majority of the voting power of AMIC.

At the beginning of the Company's 2001 fiscal year, the Company had investments in and advances to AMIC of approximately $652,000. During the 2001 fiscal year, the Company received payments of approximately $208,000 from AMIC. The investment in AMIC's stock and amounts due from AMIC were reduced to the extent that the recorded amounts exceed stockholder equity as reported by AMIC. Because of AMIC's financial condition, the Company has not accrued any interest on the AMIC obligations. At the end of the fiscal year, the Company had recorded investments in and advances to AMIC of approximately $527,000. AMIC has been operating under Chapter X of the

United States Bankruptcy Act since 1974 and the court has imposed certain restrictions under a Plan of Reorganization.

Management believes that the Company's advances to and continued financial support of AMIC are justified in light of its investment to date in AMIC and a lack of any other viable alternative. AMIC cannot continue operations without the support of the Company and, in management's opinion, the ultimate realizable market value of AMIC's real estate holdings is greater than the value of such holdings were the Company to discontinue its support, forcing AMIC to liquidate its holdings at substantially discounted values. Management believes remaining amounts due the Company from AMIC are ultimately recoverable.

                         INDEBTEDNESS OF VICTOR A. KARAM

On August 22, 2000, the Company made a loan of $300,000 to Mr. Karam, a director and executive officer of the Company. Mr. Karam used the proceeds of the loan to purchase real estate. On August 22, 2001, the Company renewed the loan, extending the maturity date for repayment. As renewed, the loan is payable on demand, but in no event later than August 22, 2002. The loan bears interest at a rate of 5.82% per year. On September 21, 2001, Mr. Karam made a partial payment of $228,000 against the loan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of the Company's Class A Common Stock and Class B Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Class A and Class B Common Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended July 28, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended July 28, 2001 to or for the account of D. Gary McRae, the only person who has served as Chief Executive Officer during the fiscal year and James W. McRae, Victor A. Karam and Harold W. Smith, the only other executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the 2001 fiscal year (collectively, the "Named Executive Officers"). At fiscal year-end, no Named Executive Officer held any unexercised options.

                           SUMMARY COMPENSATION TABLE

---------------------------------- --------------------------------------- ------------------------- -----------------

                                            ANNUAL COMPENSATION                   LONG TERM
                                                                                 COMPENSATION
                                   --------------------------------------- -------------------------

                                                                                    AWARDS
                                                                           ------------- -----------
                                                                OTHER       RESTRICTED
NAME AND                                                        ANNUAL        STOCK       OPTIONS/      ALL OTHER
PRINCIPAL               FISCAL       SALARY       BONUS        COMPEN-       AWARD(S)       SARS       COMPENSATION
POSITION                YEAR          ($)          ($)          SATION         ($)          (#)           ($)(2)
                                                                ($)(1)
----------------------- ---------- ---------- -------------- ------------- ------------- ----------- -----------------
----------------------- ---------- ---------- -------------- ------------- ------------- ----------- -----------------

D. Gary McRae           2001         174,474        30,690        --            0            0            3,329
  President and         2000         168,240         3,307        --            0            0            5,092
  Treasurer             1999         162,954        29,700        --            0            0            5,083

Victor A. Karam         2001         154,686        38,021        --            0            0            3,988
  President--           2000         149,560        25,471        --            0            0            2,578
  Footwear              1999         142,585        24,300        --            0            0            2,902

Harold W. Smith         2001         122,367        17,755        --            0            0            2,757
  Vice President--      2000         118,288         2,300        --            0            0            3,584
  McRae Office          1999         111,923        20,000        --            0            0            3,948
  Solutions

James W. McRae          2001         109,060        24,731        --            0            0            2,735
  Vice President        2000         105,226        18,194        --            0            0            3,391
  and Secretary         1999         101,346        14,400        --            0            0            3,484
----------------------- ---------- ---------- -------------- ------------- ------------- ----------- -----------------

(1) No Named Executive Officer received personal benefits during the listed years in excess of 10% of his respective annual salary and bonus.

(2)      Company match on 401(k) contributions.


COMPENSATION COMMITTEE REPORT

The Incentive Stock Option Committee, whose members are named above, together with the Chairman of the Board, make recommendations to the Board of Directors concerning the Company's compensation arrangements. In connection with such arrangements, D. Gary McRae, George M. Bruton, Brady W. Dickson and Hilton J. Cochran have provided the following report:

The Company's overall compensation philosophy is as follows:

         o Attract and retain quality talent, which is critical to both the short-term and long-term success of this Company;

         o Reinforce strategic performance objectives through the use of annual and long-term incentive compensation programs; and

         o Create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic decision making.

Base Compensation - The Company's approach to base compensation is to offer competitive salaries in comparison to market practices. The 2001 average base salaries of the three Named Executive Officers other than the President increased an average of 3.5 percent in 2001.

The Committee, consisting of three outside directors, along with the Chairman of the Board of Directors, D. Gary McRae, annually examine market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor market as the pool of executives who are currently employed in similar positions in companies with similar sales and market capitalization. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

The Committee makes salary decisions in the annual review process with input from the President. This annual review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents. The Committee views work performance as the single most important measurement factor and places most of the weight in this area. The remaining measurement factors, decision-making responsibilities and team-building skills, are weighted equally.

Incentive Compensation - The Incentive Stock Option Committee, along with the Chairman of the Board of Directors, annually make recommendations to the Board of Directors whether to pay and the amount of cash incentive bonuses. For executive officers other than the President, consideration is given to overall corporate performance and performance of the specific areas of the Company under a participant's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by our executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities. Target performance levels are based upon historic patterns of Company performance and strategic objectives. All annual bonus-level performance targets are set above normal expectations of performance. Such performance measure threshold ensures that bonuses are not paid for substandard accomplishments. The average bonus earned by the three Named Executive Officers other than the President was 21 percent of their base salaries in 2001 compared to 12 percent in 2000.

Long-term incentives provide another key element of executive compensation. Previously, the Company has granted non-qualified options from time to time under the Company's 1985 Non-Qualified Stock Option Plan. To expand the Company's flexibility to offer long-term incentives to its key employees, the Stockholders and the Board of Directors have adopted the 1998 Incentive Equity Plan, which replaced the Company's 1985 Non-Qualified Stock Option Plan. No awards were made under the 1998 Incentive Equity Plan during 2001.

President Compensation - As indicated in the discussion above, the Company's total compensation program is based upon market conditions and business performance. A portion of an executive's yearly compensation is dependent upon the Company's performance for the fiscal year based upon the executive's level of responsibility and authority. Therefore, the President's bonus is generally a larger percentage of his total compensation than for the other officers. In 2001, D. Gary McRae received a bonus equal to 18 percent of his base salary (and his base salary was increased 4 percent over 2000).

                 Hilton J. Cochran                  George M. Bruton
                 Brady W. Dickson                   D. Gary McRae

STOCK PERFORMANCE GRAPH

The accompanying graph and table set forth the cumulative total stockholder return to the Company's stockholders during the five year period ended July 28, 2001, for each of the Company's Class A and Class B Common Stock, as well as an overall stock market index (AMEX Index) and the Dow Jones Industry Group Index for each of footwear, office equipment and industrial technology, the principal industry segments in which the Company is actively involved.



                              [PERFORMANCE GRAPH]










EQUITY/INDEX                                                1996     1997     1998     1999    2000     2001
------------                                                ----     ----     ----     ----    ----     ----

McRae Class A Common Stock                                   100      121      103       89      86       74
McRae Class B Common Stock                                   100      117       98       78      68       53
AMEX Index                                                   100      120      131      146     175      166
Dow Jones Industrial Group Index - Office Equipment          100      153      196      224     121      104
Dow Jones Industrial Group Index - Industrial Technology     100      139      113      156     256       93
Dow Jones Industrial Group Index - Footwear                  100      116       78       85      80       92

RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As recommended by the Audit Committee, the Board of Directors of the Company has appointed Gleiberman Spears Shepherd & Menaker, P.A. as independent certified public accountants for the 2002 fiscal year and recommends to the stockholders that they vote for ratification of that appointment. The Board of Directors will reconsider the selection of independent certified public accountants if the stockholders do not ratify the appointment of Gleiberman Spears Shepherd & Menaker, P.A. A representative of Gleiberman Spears Shepherd & Menaker, P.A. is expected to attend the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

AUDIT FEES. Gleiberman Spears Shepherd & Menaker, P.A. billed the Company $87,000 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended July 28, 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed for the first three quarters of the fiscal year ended July 28, 2001. No more than 50% of the hours expended on the audit were performed by people other than full-time, permanent employees of Gleiberman Spears Shepherd & Menaker, P.A.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended July 28, 2001, Gleiberman Spears Shepherd & Menaker, P.A. did not render any professional services to the Company for the design and implementation of financial information systems.

ALL OTHER FEES. Fees for services rendered to the Company by Gleiberman Spears Shepherd & Menaker, P.A. other than the audit of the Company's financial statements for the fiscal year ending July 28, 2001 and the review of financial statements for the first three quarters of the fiscal year ending July 28, 2001 totaled $40,000.

AUDITOR INDEPENDENCE. The Audit Committee has considered whether the provision of services by Gleiberman Spears Shepherd & Menaker, P.A. other than the audit of the financial statements of the Company for the fiscal year ending July 28, 2001 and the review of the financial statements for the first three quarters of the fiscal year ending July 28, 2001 is compatible with maintaining auditor independence. Gleiberman Spears Shepherd & Menaker, P.A. has advised the Company that it has no direct or indirect financial interest in the Company.

The Board of Directors of the Company recommends a vote FOR ratification of the appointment of Gleiberman Spears Shepherd & Menaker, P.A. as its independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending August 3, 2002, and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons voting the proxy.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

UPON WRITTEN REQUEST OF A STOCKHOLDER, THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 28, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2001. SUCH REQUEST SHOULD BE SUBMITTED TO OFFICE OF THE SECRETARY, MCRAE INDUSTRIES, INC., P.O. BOX 1239, MOUNT GILEAD, NORTH CAROLINA 27306.

                                                                      APPENDIX A

                             MCRAE INDUSTRIES, INC.
                             AUDIT COMMITTEE CHARTER

                                 COMMITTEE ROLE


         The Audit Committee's role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company's reporting, internal control and audit functions. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes and procedures for the management of business/financial risk and for compliance with significant legal and regulatory requirements.

                              COMMITTEE MEMBERSHIP

         The Audit Committee (the "Committee") shall consist of at least three independent Board members. "Independent" Board members are non-officer members who are free of any relationship to the Company that may interfere with the exercise of independent judgment. The following persons shall not be considered independent:

         (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

         (b) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;

         (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

         (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

         (e) a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

         Committee members should have (1) knowledge of the primary industries in which the Company operates; (2) the ability to read and understand fundamental financial statements, including the balance sheet, income statement, statements of cash flow and key performance indicators; and (3) the ability to understand key business and financial risks and related controls

                                                                      APPENDIX A

and control processes. The Committee shall have access to its own counsel and other advisors at the Committee's sole discretion.

         Committee appointments, including that of the Chairman, shall be approved by the full Board. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

                       PRIMARY COMMITTEE RESPONSIBILITIES

-        The Committee shall review and assess:

- This Charter - The adequacy of this Charter annually and recommend any changes to the Board for approval.

- Risk Management - The Company's business risk management process, including the adequacy of the Company's overall control environment and controls in selected areas representing significant financial and business risk.

- Annual Reports and Other Major Regulatory Filings - All major financial reports in advance of filings or distribution (including whether the Committee should recommend inclusion of the audited financial statements in the Company's Annual Report on Form 10-K).

- Internal Controls and Regulatory Compliance - The Company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct.

- Internal Audit - The annual internal audit plan and the process used to develop the plan. The status of internal audit activities, significant findings, recommendations and management's response.

- Regulatory Examinations - SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management's response.

- External Audit - External auditor independence and the overall scope and focus of the annual/interim audits, including the scope and level of involvement with unaudited quarterly or other interim-period information.

- Financial Reporting and Controls - Key financial statement issues and risks, their impact or potential effect on reported financial information; the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials. The views of management and internal and external auditors on the overall quality of annual and interim financial reporting.

- Auditor Recommendations - Important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response.

- Changes in important accounting principles and the application thereof in both interim and annual financial reports.

                                                                      APPENDIX A

-        The Committee shall review, assess and approve:

-        The Company's code of conduct.

-        The internal auditor charter.

-        Significant conflicts of interest and related-party transactions.

-        External auditor performance and changes in internal audit leadership.

                         COMMITTEE OPERATING PRINCIPLES

         In fulfilling its responsibilities the Committee shall adhere to the following operating principles:

- Communications - Members of the Committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairmen, external and internal auditors and other key committee advisors to strengthen the Committee's knowledge of relevant business issues.

- Annual Agenda - The Committee, with input from management and other key Committee advisors, shall develop an annual agenda responsive to the Primary Committee Responsibilities.

- Meeting Agenda - Individual meeting agendas shall be the responsibility of the Committee chairman. It is expected that the chairman will seek input from other Committee members, management and key Committee advisors in this process.

- Committee Expectations and Information Needs - The Committee shall communicate the nature, timing and extent of Committee information needs to management, internal audit and external parties, including external auditors.

- Written Materials - Written materials shall be received from management, auditors, and others sufficiently in advance of meeting dates to permit Committee members to review them thoroughly prior to the meeting.

- External Resources - The Committee is authorized to access such internal and external resources as the Committee requires in order to carry out its responsibilities.

- Committee Meeting Attendees - The Committee shall request members of management, counsel, internal and external auditors, as appropriate, to participate in Committee meetings. Periodically and at least annually, the Committee shall meet in private session with only the Committee members. Either internal or external auditors, or counsel, may, at any time, request a meeting with the Committee or Committee chairman with or without management attendance. In any case, the Committee shall meet in executive session separately with internal and external auditors at least annually.

- Reporting to the Board of Directors and Management - The Committee, through the Committee chairman, shall report periodically, as deemed necessary, but at least annually, to the full Board and management. In addition, summarized minutes from Committee meetings shall be available to each Board member upon request.

                                                                      APPENDIX A

- Committee Self Assessment - The Committee shall annually review, discuss and assess its own performance as well as the Committee role and responsibilities. Changes in role and/or responsibilities, if any, shall be recommended to the full Board for approval.

-        Meeting Frequency - The Committee shall meet at least once a year.
         Additional meetings shall be scheduled as considered necessary by the Committee or the chairman.

- Reporting to Shareholders - The Committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the Company's proxy statement.


          COMMITTEE'S RELATIONSHIP WITH EXTERNAL AND INTERNAL AUDITORS

- The external auditors are responsible to the Board of Directors and the Committee as representatives of the shareholders.

- In executing its oversight role the Committee shall review the work of external auditors. As the external auditors review financial reports, they shall report all significant issues to the Committee.

- The Committee shall annually review the performance (effectiveness and independence) of the external and internal auditors. The Committee shall discuss with the external auditor the matters required to be discussed by the Statements of Auditing Standards. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board, and shall discuss with the external auditor relationships or services that may affect auditor objectivity or independence. If the Committee is not satisfied with the auditors' assurances of independence, it shall take, or recommend that the full Board take, appropriate action to ensure the independence of the external auditor.

- The internal audit function shall be responsible to the Board of Directors through the Committee. Changes in the Director of Internal Audit shall be subject to Committee approval.

- If either the internal or external auditor identifies significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the Committee chairman.

                                                                     APPENDIX B




                         FOR USE BY CLASS A STOCKHOLDERS
                             MCRAE INDUSTRIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                DECEMBER 20, 2001

The undersigned hereby appoints D. Gary McRae and James W. McRae and each or either of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class A Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Stockholders to be held at 3:00 p.m. on the 20th day of December, 2001, and at any adjournment thereof.

UNLESS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 SHOWN BELOW: The Board of Directors recommends voting for all items.

1. Election of Directors:  Nominees are Brady W. Dickson and Harold W. Smith.

[ ] FOR all listed nominees (except do not vote for nominee(s) whose name(s)
    I have written below)

    -------------------------------------------------------------------------

[ ] WITHHOLD AUTHORITY to vote for all listed nominees

2. Ratification of appointment of Gleiberman Spears Shepherd and Menaker, P.A. as accountants.
                      FOR      AGAINST     ABSTAIN
                      [  ]      [  ]        [  ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

         Please date, sign exactly as printed and return promptly in the enclosed postage-paid envelope.



                             Date: __________________________________, 2001

                                   _________________________________________

                                   _________________________________________


                                    (When signing as attorney, executor,
                                    administrator, trustee, guardian, etc. give title as such. If a joint account, each joint owner should sign personally.)

                                                                     APPENDIX C


                         FOR USE BY CLASS B STOCKHOLDERS
                             MCRAE INDUSTRIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                DECEMBER 20, 2001

The undersigned hereby appoints D. Gary McRae and James W. McRae and each or either of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class B Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Stockholders to be held at 3:00 p.m. on the 20th day of December, 2001, and at any adjournment thereof.

UNLESS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 SHOWN BELOW: The Board of Directors recommends voting for all items.

1. Election of Directors: Nominees are William H. Swan, Hilton J. Cochran, Victor A. Karam, D. Gary McRae and James W. McRae.

[ ] FOR all listed nominees (except do not vote for nominee(s) whose name(s)
    I have written below)

    -------------------------------------------------------------------------

[ ] WITHHOLD AUTHORITY to vote for all listed nominees

2. Ratification of appointment of Gleiberman Spears Shepherd and Menaker, P.A. as accountants.

                      FOR      AGAINST     ABSTAIN
                      [  ]      [  ]        [  ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

         Please date, sign exactly as printed and return promptly in the enclosed postage-paid envelope.

                             Date: __________________________________, 2001

                                   _________________________________________

                                   _________________________________________


                                    (When signing as attorney, executor,
                                    administrator, trustee, guardian, etc. give title as such. If a joint account, each joint owner should sign personally.)